Exhibit 10.2

NOTICE OF EXTENSION — REVOLVING LOAN FACILITY

January 28, 2010

TO:                            Deutsche Bank Trust Company Americas,
as Administrative Agent

90 Hudson Street Mail Stop: JCY05-0511

Jersey City, NJ 07302

Attention: Ms. Deirdre Wall

Facsimile: (201) 593-2310

Phone: (201) 593-2170

Reference is made to that certain $1,500,000,000 Second Amended and Restated Revolving Loan Facility Credit Agreement dated as of July 20, 2006 (as Modified from time to time, the “Credit Agreement,” and with capitalized terms not otherwise defined herein used with the meanings given such terms in the Credit Agreement), by and among The Macerich Partnership, L.P., a Delaware limited partnership (the “Borrower”), The Macerich Company, a Maryland corporation, and the other guarantors party thereto, as guarantors, the Lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent for said Lenders.

Pursuant to Sections 1.7(5) of the Credit Agreement regarding Extension of Commitment Termination Date, the Borrowers hereby elect to extend the Commitment Termination Date of the Credit Agreement by one year to April 25, 2011.

The Borrowers hereby represent that there are no Potential Defaults or Events of Default.

The representations and warranties made within the Credit Agreement are true and correct, subject to factual updates within the amended Section 6 Schedules, to be provided separately.

The Macerich Partnership is delivering this notice on behalf of itself and each of the other Borrowers.

THE MACERICH PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	The Macerich Company,
a Maryland corporation,
its general partner

	By:	/s/ Scott Kingsmore
	Name:	Scott Kingsmore
	Title:	Senior Vice President of Finance

On April 23, 2010, the Administrative Agent confirmed that the one-year extension will become effective on April 25, 2010.